UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1703 Sawyer Road Corinth, MS	38829
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 955-5321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 17, 2013, eOn Communications Corporation, a Delaware corporation (“eOn”), Inventergy, Inc., a Delaware corporation (“Inventergy”), and Inventergy Merger Sub, Inc., a wholly owned subsidiary of eOn (“Merger Sub”) entered into an agreement (the “Merger Agreement”) providing for the merger of Inventergy with and into Merger Sub (the “Merger”). A copy of the Merger Agreement was filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to eOn’s Form 8-K filed on December 18, 2013. The Merger Agreement was subsequently amended on March 24, 2014 by the First Amendment to Agreement of Merger and Plan of Reorganization, which was filed with the SEC as an exhibit to eOn’s Form 8-K filed on March 25, 2014, which was subsequently amended by eOn’s Form 8-K/A filed on March 28, 2014.

On April 23, 2014, eOn entered into a second amendment to the Merger Agreement (the “Second Amendment”). The Second Amendment extends the deadline for closing the Merger from June 1, 2014 to June 30, 2014.

A copy of the Second Amendment is attached hereto as Exhibit 2.1. The foregoing description of the Second Amendment in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment.

Registration Statement/Proxy Statement/Prospectus

eOn filed an initial Registration Statement on Form S-4 on February 7, 2014, Amendment No. 1 on April 10, 2014 and Amendment No. 2 on April 24, 2014 (File No. 333-193837) that includes its proxy statement for its special meeting of eOn stockholders and a prospectus relating to the issuance of shares of eOn common stock and preferred stock pursuant to the Merger. eOn will make such further amendments as eOn may determine to be necessary or desirable. Stockholders are urged to read the proxy statement/prospectus regarding the proposed transaction because it contains important information. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Lee Bowling, Chief Financial Officer, eOn Communications Corporation, 1703 Sawyer Road Corinth, Mississippi 38829; telephone: (800) 955-5321, when filed with the SEC. All documents filed with the SEC are also available free of charge at the SEC’s website (www.sec.gov).

eOn and Inventergy and their respective directors and executive officers and affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding these persons and their interests in the Merger is and will be included in the proxy statement/prospectus relating to the merger as filed with the SEC. Information concerning eOn’s directors and executive officers is also set forth in its proxy statement and annual report on Form 10-K (including any amendments thereto), previously filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

Certain statements contained in this Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to the anticipated consummation of the Merger and the expected effects of the transactions described above, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in eOn’s filings with the Securities and Exchange Commission could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

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Risks that relate specifically to the proposed transactions that could cause actual results to differ materially from current expectations of management include, but are not limited to, the failure to obtain the required stockholder approvals or failure of any of the other conditions which would result in the transaction not being completed, customer and employee relationships and business operations may be disrupted by the transactions, and the ability to complete the transactions on the expected timeframe may be more difficult, time-consuming or costly than expected.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Item 9.01 Exhibits:

Exhibit Number	Description of Exhibit
2.1	Second Amendment to Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger Sub, Inc., dated April 23, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2014
EON COMMUNICATIONS CORPORATION
By:	/s/ Stephen Swartz
Stephen Swartz
Principal Executive Officer
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Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Second Amendment to Agreement of Merger and Plan of Reorganization by and among Inventergy, Inc., eOn Communications Corporation, and Inventergy Merger Sub, Inc., dated April 23, 2014

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